Exhibit 10.1

AMENDMENT

This Amendment, is made and entered into as of March 19, 2009, by and between SILVERDIRCH INC. (the "Lender"'), an Ontario corporation having an office at Suite 500, 150 Ferranti Drive, Toronto, Ontario M3C 3E5, and RED MILE ENTERTAINMENT INC., (the "Borrower", and together with the Lender, the "Parties"), a Delaware corporation having its chief executive office at 223 San Anselrno Avenue, Suite #3, San Anselmo, California. .

RECITALS

WHEREAS, the Parties entered into a Standstill Agreement on December 29, 2008 (the "Standstill Agreement");

WHEREAS, Section 3(B) of the Standstill Agreement is as follows:

B.           Payment of Obligations. The Borrower agrees to pay to the Lender the following amounts in Canadian Dollars ("CAD") on the following dates:

(1)	CAD 550,000 upon the execution of the Agreement

(2)
CAD $225,000 on the earlier of (i) Borrower achieving the beta milestone as such milestone is identified and defined in the agreement between the Borrower and Atari, Inc. in connection with the development of the game commonly refined to as "Heroes over Europe" (the "Atari Agreement"} and =relying the next installment payment from Atari Inc.; and (ii) February 6, 2009;

(3)
CAD $250,000 on the earlier of (i) Borrower achieving the next succeeding milestone following the milestone referred to in paragraph (2) above and receiving the applicable h3staUttent payment from Atari Inc.; and (ii) March 20, 2009; and

(4)	CAD $75,000 on the earlier of (i) Borrower signing a publishing agreement in connection with the project commonly referred to as the "Sin City project"; and (ii) July 31, 2009.

WHEREAS, the Borrower has requested, and the Lender bus agreed, to an amendment of section 3(B) of the Standstill Agreement.

AMENDMENT

NOW THEREFORE in consideration for the additional promises, obligations and amendment set forth herein, the Parties agree to amend and hereby do amend the Standstill Agreement as follows:

1.           Paragraph 3(B) of the Standstill Agreement is deleted in its entirety and is replaced with the following paragraph:

B.           Payment of Obligations, The Borrower agrees to pay to the Lender the following amounts in Canadian Dollars ("CAD") on the following dates:

1.	CAD $50,000 upon the execution of the Agreement;

2.
CAD $225,000 on the earlier of (i) Borrower achieving the beta milestone as such milestone is identified and defined in the agreement between the Borrower and Atari, Inc. in connection with the development of the game commonly refined to as "Heroes over Europe" (the "Atari Agreement") and receiving the next installment payment from Atari Inc.; and (ii) February 6, 2009;

3.	CAD $90,000 on or before March 20, 2009; and

4.	CAD $235,000 on the earlier of (i) Borrower signing a publishing agreement in connection with the project commonly referred to as the "Sin City project"; and (ii) April 20, 2009.

IN WITNESS WHEREOF, the foregoing is accepted and agreed to as of the date first above written.

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RED MILE ENTERTAINMENT, INC.

By: /s/ Chester P. Aldridge

Name: Chester P. Aldridge

Title: CEO

SILVERBIRCH INC.

By: /s/ Jeff Friedman

Name: Jeff Friedman

Title: Agent for Edgemere Capital Ltd. The secured creditor for Silverbirch Inc.